EXHIBIT 99.1

Atheros Announces Financial Results for Q1 2007

Eighth Consecutive Quarter of Record Revenue

Santa Clara, Calif. – April 30, 2007 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless solutions, today announced financial results for the first quarter of 2007, ended March 31, 2007.

Revenue in the first quarter was $95.5 million, up nine percent from the $87.8 million reported in the fourth quarter of 2006 and up 56 percent from the $61.1 million reported in the first quarter of 2006.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded first quarter net income of $7.6 million or $0.13 per diluted share. This compares with a GAAP net loss of $1.2 million or a loss of $0.02 per diluted share in the fourth quarter of 2006, which included $12.3 million in estimated acquisition related expenses. Net income in the first quarter of 2006 was $6.8 million or $0.13 per share. Total cash and investments were $206 million at March 31, 2007.

Atheros reports operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, the tax benefit due to the partial release of deferred tax asset valuation allowance, amortization of acquired intangible assets and acquisition related charges. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is presented in the financial statements portion of this release.

Non-GAAP gross margins in the first quarter increased 40 basis points sequentially to 48 percent, compared with 47.6 percent in the fourth quarter of 2006 and 48.4 percent in the first quarter of 2006. Non-GAAP operating income was 14.5 percent of revenue, compared with 15.3 percent in the fourth quarter of 2006 and 13.6 percent in the first quarter of 2006.

Non-GAAP net income in the first quarter was $13.6 million or $0.23 per diluted share, compared with non-GAAP net income of $12.7 million or $0.22 per diluted share in the fourth quarter of 2006 and $7.9 million or $0.14 per diluted share in the first quarter of 2006.

“Q1 was another strong quarter for Atheros and one in which we experienced strong demand for both our WLAN and Ethernet products,” said Craig Barratt, president and CEO of Atheros. “We reported our eighth consecutive quarter of record revenue and the highest pro forma net income in our company’s history.

“We shipped our hundred millionth WLAN chipset during the quarter, while we continued to diversify and expand our revenue base and total available market. In fact, in the first quarter we recorded our largest revenue yet for products outside our core WLAN business,” he said.

“Today we announced the company’s first Ethernet switch product and the industry’s lowest-cost, six-port 10/100 SOHO Fast Ethernet switch. With the launch of our own high-performance, low-cost Ethernet switch solution, we can now provide an even more comprehensive platform to our customers,” Dr. Barratt said.

Recent Atheros Press Release Highlights:

•	April 30- Atheros Launches Its First Ethernet Switch Solution

•	April 9- Atheros Launches Industry’s Most-Integrated 802.11g Solution for Carrier Gateways

•	Feb. 28- Atheros Founder Named to the National Academy of Engineering

•	Feb. 26- Atheros Ships 100 Million Wireless LAN Chipsets

Conference Call

Atheros will broadcast its first quarter 2007 financial results conference call today, Monday, April 30, 2007, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (210) 795-2680 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (402) 220-6442.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless and other network communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is being used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros and the Atheros logo are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated continued success of our products on the market; Atheros’ diversification plans and expansion into new markets; the anticipated adoption of Atheros Ethernet and switching technologies; and the anticipated growth of Atheros’ total business, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the impacts of competition, technological advances and pricing pressures; general economic conditions; difficulties in the development of new products and technologies; manufacturing difficulties; whether Atheros is successful in marketing its products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Contact:

Jack Lazar	Deborah Stapleton
Chief Financial Officer	President
Atheros Communications, Inc.	Stapleton Communications Inc.
(408) 773-5200	(650) 470-0200

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Net revenue	$95,518	$61,084

Cost of goods sold	49,916	31,666

Gross profit	45,602	29,418
Operating expenses:
Research and development	23,606	15,529
Sales and marketing	8,422	5,649
General and administrative	4,727	2,896
Amortization of acquired intangible assets	1,779	—

Total operating expenses	38,534	24,074

Income from operations	7,068	5,344
Interest income, net	2,492	1,816
Provision for income taxes	(1,961)	(346)

Net income	$7,599	$6,814

Basic earnings per share	$0.14	$0.14

Diluted earnings per share	$0.13	$0.13

Shares used in computing basic earnings per share	54,681	50,445

Shares used in computing diluted earnings per share	58,310	54,472

Non-GAAP net income (*)	$13,612	$7,894

Shares used in computing non-GAAP basic earnings per share (*)	54,681	50,445

Shares used in computing non-GAAP diluted earnings per share (*)	58,310	54,472

Non-GAAP basic earnings per share (*)	$0.25	$0.16

Non-GAAP diluted earnings per share (*)	$0.23	$0.14

(*)	To supplement our condensed consolidated financial statements in accordance with GAAP, we have provided above non-GAAP measures of net income and basic and diluted earnings per share. Our management believes that these non-GAAP measures provide useful information to enhance the overall understanding of our ongoing economic performance, and therefore, uses these non-GAAP measures in our internal reporting to evaluate and manage our operations. We have provided the non-GAAP measures above to enable investors to perform comparisons of our operating results in a similar manner as our management analyzes those operating results. A reconciliation of the reported GAAP to non-GAAP condensed consolidated statements of operations is provided separately.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31, 2007
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$95,518	$—		$95,518

Cost of goods sold	49,916	(284	)(a)	49,632

Gross profit	45,602	284		45,886
Operating expenses:
Research and development	23,606	(2,996	)(b)	20,610
Sales and marketing	8,422	(1,041	)(b)	7,381
General and administrative	4,727	(698	)(b)	4,029
Amortization of acquired intangible assets	1,779	(1,779	)(c)	—

Total operating expenses	38,534	(6,514)		32,020
Income from operations	7,068	6,798		13,866

Interest income, net	2,492	—		2,492
Provision for income taxes	(1,961)	(785	)(d)	(2,746)

Net income	$7,599	$6,013		$13,612

Basic earnings per share	$0.14			$0.25

Diluted earnings per share	$0.13			$0.23

Shares used in computing basic earnings per share	54,681			54,681

Shares used in computing diluted earnings per share	58,310			58,310

Notes:

(a)	Stock-based compensation expense of $125 and acquisition related charges of $159
(b)	Stock-based compensation expense
(c)	Amortization of acquired intangible assets
(d)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$61,084	$—		$61,084

Cost of goods sold	31,666	(118	) (a)	31,548

Gross profit	29,418	118		29,536
Operating expenses:
Research and development	15,529	(1,690	) (a)	13,839
Sales and marketing	5,649	(677	) (a)	4,972
General and administrative	2,896	(488	) (a)	2,408
Amortization of acquired intangible assets	—	—		—

Total operating expenses	24,074	(2,855)		21,219

Income from operations	5,344	2,973		8,317

Interest income, net	1,816	—		1,816
Provision for income taxes	(346)	(1,893	) (b)	(2,239)

Net income	$6,814	$1,080		$7,894

Basic earnings per share	$0.14			$0.16

Diluted earnings per share	$0.13			$0.14

Shares used in computing basic earnings per share	50,445			50,445

Shares used in computing diluted earnings per share	54,472			54,472

Notes:

(a)	Stock-based compensation expense
(b)	Income tax benefit of $1,392 from the partial release of the deferred tax asset valuation allowance, and $501 from the net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:

Cash, cash equivalents and marketable securities	$206,400	$185,906
Accounts receivable, net	53,467	46,016
Inventory	31,326	25,879
Deferred income taxes and other current assets	12,495	10,645

Total current assets	303,688	268,446

Property and equipment, net	9,548	8,994
Goodwill and acquired intangible assets	80,398	81,717
Deferred income taxes and other assets	11,579	4,901

	$405,213	$364,058

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$77,269	$63,981

Deferred income taxes and other long-term liabilities	35,931	19,135

Stockholders' equity	292,013	280,942

	$405,213	$364,058